[SPORTS AUTHORITY LOGO]


CONTACT: Thomas T. Hendrickson              Investor/Press Relations:
         Chief Administrative Officer and   Chad Jacobs/Michael Fox
         Chief Financial  Officer           Integrated Corporate Relations, Inc.
         The Sports Authority, Inc.         203-682-8200
         720-475-2293

THE SPORTS AUTHORITY, INC. TO BE ACQUIRED BY LEONARD GREEN & PARTNERS, L.P. AND
                    MANAGEMENT FOR $37.25 PER SHARE IN CASH

Englewood, CO, January 23, 2006 - The Sports Authority, Inc. (NYSE:TSA), announced today that it has entered into a definitive agreement to be acquired by an investor group led by Green Equity Investors IV, L.P., an affiliate of Leonard Green & Partners, L.P. and including members of Sports Authority's senior management team for $37.25 per share in cash.

The board of directors of Sports Authority, on the recommendation of a special committee of independent directors, has unanimously approved the merger
agreement  and  recommends  that  Sports  Authority's   shareholders  adopt  the
agreement.

The total transaction value, including assumed debt, is approximately $1.3 billion. The transaction is expected to close in the second fiscal quarter of 2006, and is subject to Sports Authority's shareholder approval, as well as other customary closing conditions, including the receipt of financing and regulatory approvals.

Gordon Barker, chair of the special committee of Sports Authority's board of directors that approved the transaction said, "The Company received an
acquisition   proposal  from  Leonard  Green  &  Partners  and  after  extensive negotiations and careful consideration in conjunction with our independent advisors, the independent committee of Sports Authority's board has unanimously concluded that this transaction is in the best interest of our shareholders. This transaction, which will provide Sports Authority's shareholders with an immediate and substantial cash premium for their investment in the Company, reflects the success of the merger and integration of the Company's predecessors Gart Sports and The Sports Authority. In accordance with the merger agreement, the Company will also be conducting a market test for the next 20 days to ensure that the transaction is the best available for our shareholders."

Doug Morton, Chairman and CEO, said, "Not only does this transaction provide Sports Authority's shareholders with a substantial premium for their shares, but we believe it will be good for the company's associates, customers and suppliers. As a private company, Sports Authority will have greater flexibility to accomplish its long-term goals. Leonard Green & Partners has an excellent track record of building value at its portfolio companies by providing strong financial and strategic support. Leonard Green & Partners also has significant past experience in the sporting goods industry from its prior ownership of several sporting goods retailers."


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Jonathan  Seiffer,  Partner of Leonard Green & Partners said, "We are pleased to have the opportunity to partner with this exceptional management team and build on the company's track record of growth and success in the retail sporting goods industry."

Merrill Lynch is acting as financial advisor for Sports Authority in connection with the merger transaction and has rendered a fairness opinion to the special committee of Sports Authority's board of directors. Banc of America Securities LLC is acting as financial advisor for Leonard Green & Partners in connection with the merger transaction. Bank of America N.A. and TCW/Crescent Mezzanine have provided commitments for the debt portion of the financing for the transaction, which are subject to customary conditions.

The Sports Authority, headquartered in Englewood, CO, is one of the nation's largest full-line sporting goods retailers offering a comprehensive high-quality assortment of brand name sporting apparel and equipment at competitive prices. As of December 31, 2005, The Sports Authority operated 398 stores in 45 states under The Sports Authority(R), Gart Sports(R), and Sportmart(R) names. The Company's e-tailing website, located at www.sportsauthority.com is operated by GSI Commerce, Inc. under a license and e-commerce agreement. In addition, a joint venture with AEON Co., Ltd. operates "The Sports Authority" stores in Japan under a licensing agreement.

Leonard Green & Partners is a Los Angeles-based private equity firm specializing in organizing, structuring and sponsoring management buy-outs, going-private transactions and recapitalizations of established public and private companies. Leonard Green & Partners is the largest private equity firm in Southern California managing approximately $3.7 billion of private equity capital.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Sports Authority. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) Sports Authority may be unable to obtain shareholder approval required for the transaction; (2) Sports Authority may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Sports Authority or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs or unexpected liabilities; (5) the businesses of Sports Authority may suffer as a result of uncertainty surrounding the transaction; and (6) Sports Authority may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Sports Authority are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sportsauthority.com. Unless required by law, Sports Authority undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Additional Information and Where to Find It


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In  connection  with the  proposed  transaction,  a proxy  statement  of  Sports
Authority and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPORTS AUTHORITY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Sports Authority at http://www.sec.gov, the SEC's free internet site. Free copies of Sports Authority's SEC filings are also available on Sports Authority's internet site at http://www.sportsauthority.com.

Participants in the Solicitation

Sports Authority and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Sports Authority's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Sports Authority is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 27, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.